Exhibit 10.3

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT (herein called this “Amendment”) is made as of the 29th day of June, 2005, by and among BRIGHAM OIL & GAS, L.P., a Delaware limited partnership (the “Borrower”), BRIGHAM EXPLORATION COMPANY, a Delaware corporation (“Brigham Exploration”), BRIGHAM, INC., a Nevada corporation (the “General Partner”), the lenders party to the Agreement from time to time (the “Lenders”), and THE ROYAL BANK OF SCOTLAND plc, as Agent (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Brigham Exploration and General Partner (collectively, the “Credit Parties”), Agent, and Lenders have entered into that certain Second Amended and Restated Subordinated Credit Agreement dated as of January 21, 2005 (the “Original Agreement”), for the purposes and consideration therein expressed, pursuant to which Lenders made and became obligated to make loans to Borrower, which loans are unconditionally and irrevocably guaranteed by Brigham Exploration and General Partner (collectively, the “Guarantors”), all as therein provided;

WHEREAS, Credit Parties, Agent, and Lenders desire to amend the Original Agreement for the purposes described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS AND REFERENCES

Section 1.1.  Defined Terms. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment. As used herein, the following terms shall have the following meanings:

“Credit Agreement” means the Original Agreement as amended by this Amendment.

ARTICLE II.
AMENDMENTS

Section 2.1.  Definitions.

(a)  The definitions of “Commitment”, “Commitment Termination Date”, “Margin”, “Maturity Date”, and “Senior Credit Agreement” contained in Section 1.01 of the Original Agreement are hereby deleted in their entirety and replaced by the following:

“Commitment” means, for any Lender, the amount set opposite such Lender's name on Schedule 1 as its “Commitment”, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Commitment in the Register maintained by the Agent pursuant to Section 10.06(c), as such amount may be reduced or terminated pursuant to Section 2.04 or Article VII or otherwise under this Agreement. The aggregate amount of the Commitments is $40,000,000.

“Commitment Termination Date” means the earlier of (a) December 29, 2006 and (b) the earlier termination in whole of the Commitments pursuant to Section 2.04 or Article VII or otherwise under this Agreement.

“Margin” means, as of any date of determination, the applicable percentage set forth below, determined as a function of the Senior Utilization Percentage and the aggregate outstanding principal amounts on such date (“Outstanding Advances”):

Senior Utilization Percentage	Outstanding Advances ≤ $30,000,000	Outstanding Advances > $30,000,000 and ≤ $35,000,000	Outstanding Advances > $35,000,000
≥ 90%	3.90%	4.25%	4.50%
≥ 75% and <90%	3.90%	4.25%	4.50%
≥ 50% and <75%	3.90%	3.90%	3.90%
< 50%	3.90%	3.90%	3.90%

“Maturity Date” means June 29, 2010.

“Senior Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of June 29, 2005, among the Borrower, Brigham Exploration, the General Partner, the lenders party thereto from time to time (the “Senior Lenders”), Bank of America, N.A., as administrative agent for the senior lenders (the “Senior Agent”) and as issuing lender for the Senior Lenders (the “Issuing Lender”), Banc of America Securities LLC, as lead arranger, The Royal Bank of Scotland plc, as co-arranger and as documentation agent (the “Documentation Agent”), and BNP Paribas, as co-arranger (in such capacity together with the Royal Bank of Scotland plc in such capacity, the “Co-Arrangers”) and as Syndication Agent (the “Syndication Agent”).

(b)  Clause (j) of the definition of “Debt”, contained in Section 1.01 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(j)  any obligations in connection with any volumetric production payments;”

(c)  Clause (c) of the definition of “NPV”, contained in Section 1.01 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(c)  the pricing assumptions used in determining NPV for any particular reserves shall be based upon the following price decks: (i) for natural gas, the Gas Strip Price, provided that if any Gas Strip Price is greater than $4.50 per MMBtu, the price shall be capped at $4.50 per MMBtu, and (ii) for crude oil, the Oil Strip Price, provided that if any Oil Strip Price is greater than $30 per barrel, the price shall be capped at $30 per barrel, and”

(d)  The following definitions are hereby added to Section 1.01 of the Original Agreement:

“First Amendment” means the First Amendment to Second Amended and Restated Subordinated Credit Agreement dated as of June 29, 2005, among the Borrower, Brigham Exploration, the General Partner, the Lenders and the Agent.

“First Amendment Effective Date” means the first Business Day after all conditions to effectiveness set forth in Section 3.1 of the First Amendment have been satisfied in accordance with the terms thereof.

“Notice of Borrowing” means a notice of borrowing in the form attached as Exhibit A to the First Amendment.

“Senior Utilization Percentage” means the “Utilization Percentage” as defined and in effect at the time in question under the Senior Credit Agreement.

“Unused Subordinated Commitment Amount” means, with respect to a Lender at any time, such Lender’s Commitment at such time as it may be reduced from time to time pursuant to Section 2.04 minus, the aggregate outstanding principal amount of all Advances owed to such Lender at such time.

(e)  The definitions of “Augmenting Lenders”, “Increasing Lender”, “Incremental Lenders”, “Incremental Commitment Amount” are hereby deleted from Section 1.01 of the Original Agreement.

Section 2.2.     Section 2.01(a) of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(a)  Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make an Advance to the Borrower for a Borrowing in an aggregate amount of $10,000,000 on the First Amendment Effective Date and (ii) make Advances to the Borrower from time to time during the period from the date of the First Amendment Effective Date until the Commitment Termination Date in an amount for each Lender not to exceed such Lender’s Unused Subordinated Commitment Amount. Each Borrowing shall be in an aggregate amount not less than $5,000,000 and in integral multiples of $5,000,000 in excess thereof. Principal payments made after the Closing Date may not be reborrowed. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. Any Advance made after the First Amendment Effective Date shall be made at least three Business Days after a Notice of Borrowing is received by the Agent.”

Section 2.3.        Section 2.01(c) of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“Intentionally Omitted.”

Section 2.4.       Section 2.03 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“Section 2.03.    Method of Borrowing. (a) Each Borrowing shall be made pursuant to a Notice of Borrowing (or by telephone notice promptly confirmed in writing by a Notice of Borrowing), given not later than 12:00 p.m. (New York time) by the Borrower to the Agent in accordance with Section 2.01(a), which shall in turn give to each applicable Lender prompt notice of such proposed Borrowing by telecopier or telex. Each Notice of a Borrowing shall be given by telecopier or telex, confirmed immediately in writing, specifying the information required therein. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each applicable Lender of the applicable interest rate under Section 2.09(b). Each applicable Lender shall, before 2:00 p.m. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 10.02, or such other location as the Agent may specify by notice to the Lenders, in same day funds, in the case of a Borrowing, such Lender’s Pro Rata Share of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent shall make such funds available to the Borrower at its account with the Agent.

(b)  Certain Limitations. Notwithstanding anything to the contrary contained in paragraph (a) above:

(i)  if any Lender shall, at least one Business Day before the date of any requested Borrowing, or continuation, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Lender shall be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing or continuation shall be a Base Rate Advance;

(ii)  if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

(c)  Lender Obligations Several. The obligations of the Lenders hereunder to make Advances and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Advance or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance, to purchase its participation or to make its payment under Section 10.04(c).

(d)  Failure to Satisfy Conditions Precedent. If any Lender makes available to the Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Agent because the conditions to the applicable Borrowing set forth in Article III are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.”

Section 2.5.       Section 2.05 of the Original Agreement is hereby amended by the following clause (e) thereto:

“(e)    Accrued Interest. Each prepayment under this Section 2.05 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment.”

Section 2.6.      Section 2.08 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“Section 2.08    Fees.

(a)  Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to 0.750% for commitment fees on the average daily Unused Subordinated Commitment Amount of such Lender, from the date of this Agreement until the Commitment Termination Date. The commitment fees shall be due and payable quarterly in arrears on the last day of each March, June, September, and December commencing on September 30, 2005 and continuing thereafter through and including the Commitment Termination Date.

(b)     Advance Fees. The Borrower agrees to pay to the Agent for the account of the Lenders in connection with any Advances hereunder, a fee in an amount equal to 0.50% multiplied by the amount of such Advance. Such fee shall be due and payable on the date of any Advance after the Advance on the First Amendment Effective Date.”

Section 2.7.       Section 2.09(c) of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(c)    Usury Recapture.

(i)  If, with respect to any Lender, the effective rate of interest contracted for under the Subordinated Loan Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Subordinated Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by such Lender hereunder shall bear interest at a rate which would make the effective rate of interest for such Lender under the Subordinated Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the “Lost Interest”) has been recaptured by such Lender.

(ii)  If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Lender pursuant to the preceding subsection (i), then, to the extent permitted by law, for the loans made hereunder by such Lender the interest rates charged under this Section 2.09 shall be retroactively increased such that the effective rate of interest under the Subordinated Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Lender the amount of the Lost Interest remaining to be recaptured by such Lender.

(iii)  NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT AND THE SUBORDINATED LOAN DOCUMENTS TO THE CONTRARY, IT IS THE INTENTION OF EACH LENDER AND THE BORROWER TO CONFORM STRICTLY TO ANY APPLICABLE USURY LAWS. ACCORDINGLY, IF ANY LENDER CONTRACTS FOR, CHARGES, OR RECEIVES ANY CONSIDERATION WHICH CONSTITUTES INTEREST IN EXCESS OF THE MAXIMUM RATE, THEN ANY SUCH EXCESS SHALL BE CANCELED AUTOMATICALLY AND, IF PREVIOUSLY PAID, SHALL AT SUCH LENDER’S OPTION BE APPLIED TO THE OUTSTANDING AMOUNT OF THE ADVANCES MADE HEREUNDER BY SUCH LENDER OR BE REFUNDED TO THE BORROWER.”

Section 2.8.   Section 3.01 of the Original Agreement is hereby amended by adding the following new clause (k) at the end of such Section:

“(k)     Notice of Borrowing. The Agent shall have received a Notice of Borrowing with the appropriate insertions and executed by a duly authorized Responsible Officer of the General Partner.”

Section 2.9. Section 5.06(g) of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(g)    Annual Capital Expenditures Budget. As soon as available and in any event prior to February 28, a one-year capital expenditure projection for Brigham Exploration and its Subsidiaries in form and substance acceptable to the Agent for the following fiscal year;”

Section 2.10. Section 5.06(k) of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(k)     Securities Law Filings and other Public Information. Promptly, upon its becoming available, each financial statement, notice, proxy material, reports and other information which any Credit Party sends to the holders of its respective public securities generally, files with the SEC (excluding routine correspondence and drafts of proposed filings, such as registration statements), or otherwise makes available to the public or the financial community generally;”

Section 2.11. Sections 5.15(a) and 5.15(b) of the Original Agreement are hereby deleted in their entirety and replaced by the following:

“(a)  The Borrower shall deliver to the Agent and each of the Lenders on or before each April 1, beginning April 1, 2006, an Independent Engineering Report dated effective as of the immediately preceding December 31, together with such other reports, data and supplemental information as may be reasonably requested by the Agent with respect to the Oil and Gas Properties included or to be included in the calculation of Total NPV hereunder.

(b)  The Borrower shall deliver to the Agent and each Lender on or before each October 1, beginning October 1, 2005, an Internal Engineering Report dated effective as of the immediately preceding June 30, together with such other reports, data and supplemental information as may be reasonably requested by the Agent with respect to the Oil and Gas Properties included or to be included in the calculation of Total NPV hereunder.”

Section 2.12.      Section 6.18 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“Section 6.18 Current Ratio. Brigham Exploration shall not permit the ratio of (a) its consolidated current assets of Brigham Exploration and its consolidated Subsidiaries to (b) their consolidated current liabilities to be less than 1.00 to 1.00 at any time. For purposes of this Agreement, “consolidated current assets” and “consolidated current liabilities” shall be determined in accordance with GAAP, except that (x) consolidated current assets and consolidated current liabilities will be calculated without including any amounts resulting from the application of FASB Statements 133 or 143, (y) the Unused Commitment Amount (as defined in the Senior Credit Agreement) and the Unused Subordinated Commitment Amount shall be treated as a consolidated current assets, and (z) the consolidated current liabilities will exclude current maturities of long-term debt.”

Section 2.13.     Section 10.04 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“Section 10.04 Expenses; Indemnity; Damage Waiver.

(a)  Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Subordinated Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out of pocket expenses incurred by the Agent or any Lender (including the fees, charges and disbursements of any counsel for the Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Subordinated Loan Documents, including its rights under this Section, or (B) in connection with the Advances made, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)  Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Subordinated Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Subordinated Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)  Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.03(e).

(d)  Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Subordinated Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Subordinated Loan Documents or the transactions contemplated hereby or thereby.

(e)  Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)  Survival. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Lender, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all the other Subordinated Obligations.”

Section 2.14.     Section 10.06 of the Original Agreement is hereby amended by adding the following clauses (h) and (i) to the end of such Section:

(h)  Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Subordinated Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i)    Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Agent as is required under Section 2.10(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 2.13 and 2.14), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Subordinated Loan Document, remain the lender of record hereunder. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Agent and with the payment of a processing fee of $3500, assign all or any portion of its right to receive payment with respect to any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.”

Section 2.15.      Article X of the Original Agreement is hereby amended by adding the following Section 10.11and 10.12:

“Section 10.11 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent or any Lender, or the Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Subordinated Obligations and the termination of this Agreement

Section 10.12 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.

Section 2.16.    Schedule 1 to the Original Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached to this Amendment.

ARTICLE III.
CONDITIONS TO EFFECTIVENESS OF THE AMENDMENT

Section 3.1.               Effective Date. This Amendment shall become effective as of the date first above written when Agent shall have received all of the following:

(a)  this Amendment, duly authorized, executed and delivered by the Credit Parties, Agent, and each Lender, and in form and substance satisfactory to Agent;

(b)  an Amended and Restated Subordinated Note payable to the order of each Lender in the amount of its Commitment;

(c)  a favorable opinion dated as of the date of this Amendment of Thompson & Knight L.L.P., counsel to the Credit Parties, in form and substance satisfactory to the Agent covering such matters as any Lender through the Agent may reasonably request;

(d)  copies of all amendments to the Senior Loan Documents and the Intercreditor and Subordination Agreement required to permit the execution, delivery and performance of the Credit Agreement, in form and substance satisfactory to Agent;

(e)  copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of the Borrower of (A) the resolutions of the applicable governing body of the Borrower approving this Amendment, (B) the organizational documents of the Borrower (to the extent the same have changed since copies thereof were delivered in connection with the Original Agreement), and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

(f)  certificates of a Responsible Officer or the secretary or an assistant secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment;

(g)  copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of each Guarantor of (A) the resolutions of the applicable governing body of such Guarantor approving the Amendment, (B) the organizational documents of such Guarantor (to the extent the same have changed since copies thereof were delivered in connection with the Original Agreement), and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

(h)  a certificate of the secretary or an assistant secretary of each Guarantor certifying the names and true signatures of officers of such Guarantor authorized to sign this Amendment, the Security Instruments and the other Loan Documents to which such Guarantor is a party;

(i)  payment of the reasonable fees and disbursements of Baker & McKenzie LLP relating to this Amendment as provided in Section 10.04 of the Credit Agreement (provided that if such fees and disbursements have not been invoiced to the Borrower at least one day prior to the delivery of this Amendment, such payment will not be a condition to the effectiveness hereof and the Borrower will pay such fees and disbursements promptly after receipt of such an invoice);

(j)  the pay to the Agent of the fees described the letter dated June 29, 2005 among the Borrower and the Agent; and

(k)  such other documents as Agent may reasonably request.

ARTICLE IV.
MISCELLANEOUS

Section 4.1.     Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Without in any way modifying or limiting the foregoing, each of the undersigned Guarantors hereby (a) consents to the provisions of this Amendment and the transactions contemplated herein, and (b) ratifies and confirms its guaranty obligations made by it in favor of Agent for the benefit of each Lender pursuant to and in accordance with Article VIII of the Credit Agreement, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect. Any reference to the Credit Agreement in any Subordinated Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The Subordinated Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Subordinated Note, or any other Subordinated Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Subordinated Note, or any other Subordinated Loan Document.

Section 4.2.     Survival of Agreements. All representations, warranties, covenants and agreements of the Credit Parties herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making, granting or maintenance of the Advances, and shall further survive until all of the Subordinated Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Credit Party hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Credit Party under this Amendment and under the Credit Agreement.

Section 4.3.      Subordinated Loan Documents. This Amendment is a Subordinated Loan Document, and all provisions in the Credit Agreement pertaining to Subordinated Loan Documents apply hereto.

Section 4.4.      GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.5.      Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

THIS AMENDMENT AND THE OTHER SUBORDINATED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BRIGHAM OIL & GAS, L.P.
/s/ Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer

BRIGHAM EXPLORATION COMPANY
/s/ Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer

BRIGHAM, INC.
/s/ Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer

THE ROYAL BANK OF SCOTLAND plc,
as Agent and Lender
/s/ Phillip R. Ballard
Senior Vice President

EXHIBIT A

NOTICE OF BORROWING

[Date]

The Royal Bank of Scotland plc, as Agent
101 Park Avenue, 12th Floor
New York, New York 10118

Attention: ___________________

Ladies and Gentlemen:

The undersigned, Brigham Oil & Gas, L.P., a Delaware limited partnership (“Borrower”), refers to the Second Amended and Restated Credit Agreement dated as of January 21, 2005, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of June 29, 2005 (as the same may be amended or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, Brigham Exploration Company, a Delaware corporation, Brigham, Inc., a Nevada corporation, the lenders party thereto (the “Lenders”), and The Royal Bank of Scotland plc, as agent (the “Agent”), and hereby gives you irrevocable notice pursuant to Section 2.03(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03(a) of the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is _____________, _____.

(b)	The aggregate amount of the Proposed Borrowing is $____________.

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)
the representations and warranties contained in Article IV of the Credit Agreement and each of the other Subordinated Loan Documents are true and correct in all material respects, on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(ii)	no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom; and

(iii)	after giving effect to such Proposed Borrowing, the Borrower is in compliance with Sections 6.18, 6.19 and 6.22 of the Credit Agreement.

Very truly yours,

BRIGHAM OIL & GAS, L.P

BRIGHAM, Inc., its general partner
/s/ Eugene B. Shepherd, Jr
Executive Vice President &
Chief Financial Officer

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